UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
The registrant, Delek US Holdings, Inc. (the “Company”) and certain of its subsidiary companies entered into the following agreements in connection with the closing of the acquisition of a controlling interest in Lion Oil Company (“Lion Oil”) described in Item 2.01 below.
(a) Related Party Notes
On April 28, 2011, the Company executed a subordinated term promissory note in the principal amount of $40 million (the “Subordinated Note”) with Delek Petroleum, Ltd. (“Petroleum”), an Israeli corporation. Petroleum is the beneficial owner of a majority of the Company’s common stock. The Subordinated Note matures on December 31, 2017 and is subordinated to the Term Loan Facility described below under the terms of the subordination agreement described in Item 8.01 below. Interest on the unpaid balance of the Subordinated Note will be computed at a rate per annum equal to 7.25 percent (net of withholding taxes) and the Company is responsible for the payment of any withholding taxes due on interest payments. The payment of the principal and interest on the Subordinated Note may be accelerated upon the occurrence and continuance of customary events of default. The Subordinated Note requires the Company to make quarterly interest payments commencing June 30, 2011 and annual principal amortization payments of $6 million commencing June 30, 2012, subject to the terms of the subordination agreement.
On April 28, 2011, the Company also executed a second amended and restated term promissory note in the principal amount of $44 million (the “Second Amended Note”) with Petroleum. The Second Amended Note replaces the amended and restated term promissory note with Petroleum dated September 28, 2010 and extends the maturity of the debt from January 1, 2012 until January 1, 2013. The Second Amended Note is not subject to the subordination agreement described in Item 8.01 below or otherwise subordinated to the Term Loan Facility described below.
The Subordinated Note and the Second Amended Note were approved by the Audit Committee of the Company’s Board of Directors on April 27, 2011 in accordance with the Company’s policies for related party transactions.
(b) Inventory Purchase, Supply and Offtake Agreement with J. Aron & Company
On April 29, 2011, Lion Oil and Lion Oil Trading & Transportation, Inc., a wholly-owned subsidiary of Lion Oil (“LOTT”), entered into a Master Supply and Offtake Agreement (the “Supply and Offtake Agreement”) with J. Aron & Company (“J. Aron”). Pursuant to the Supply and Offtake Agreement, Lion Oil and J. Aron will identify mutually acceptable contracts for the purchase of crude oil from third parties for processing at the refinery in El Dorado, Arkansas (the “Refinery”). J. Aron will endeavor to enter into such contracts and then supply up to 100,000 barrels per day of crude to the Refinery. Crude oil supplied to the Refinery by J. Aron will be purchased at market prices by Lion for processing at the Refinery, and refined products produced at the Refinery will then be purchased by J. Aron from Lion at market prices. Also pursuant to the Supply and Offtake Agreement and other related agreements, Lion will endeavor to arrange potential sales by either Lion or J. Aron to third parties of the products produced at the Refinery. In instances where Lion is the seller to such third parties, J. Aron will first sell the applicable products to Lion Oil. The Supply and Offtake Agreement expires on April 29, 2014. At the closing of the acquisition described in Item 2.01 below, J. Aron purchased all of the crude oil and certain products in Lion Oil’s and LOTT’s inventory at market prices. The obligations of Lion Oil and LOTT under the Supply and Offtake Agreement are guaranteed by the Company.
(c) Amendment to ABL with Wells Fargo Bank
On April 29, 2011, the Company’s wholly-owned subsidiary, Delek Refining, Ltd. (“DRL”), executed an amendment (the “ABL Amendment”) to its asset-backed revolving credit agreement (the “ABL”) with a consortium of lenders including Wells Fargo Capital Finance, LLC (“Wells”) as administrative agent. Under the terms of the ABL Amendment, (i) the maturity date of the ABL was extended from February 23, 2014 until April 29, 2015, (ii) the size of the ABL was increased from $300 million to $400 million (and the ABL’s accordion feature was correspondingly reduced from $300 million to $200 million) and (iii) Lion Oil provides a limited unsecured guaranty of DRL’s obligations under ABL. In addition, the ABL Amendment permits the issuance of letters of credit (“L/Cs”) under the ABL to secure obligations of Lion Oil and authorizes a factoring agreement between DRL and Lion Oil as described below. These intercompany obligations have been pledged as additional collateral to Wells, in the case of the up to $40 million advance from DRL to Lion Oil, and to the lenders under the Term Loan Facility, in the case of the up to $100 million deferred payment owing from DRL to Lion Oil. DRL is the primary borrower under the ABL and the owner and operator the Company’s petroleum refinery in Tyler, Texas.

Under the factoring agreement between DRL and Lion Oil, Lion Oil will sell to DRL accounts receivable generated in connection with Lion Oil’s refinement and distribution of petroleum products. Lion Oil will sell accounts on a daily, true sale and non-recourse basis. Within one day of the sale, DRL will make payments to Lion and such payments shall be evidenced by any combination of (i) cash, (ii) 90 day deferred payment (not to exceed $100 million at any one time), or (iii) L/Cs issued under the ABL (valued at the face value of such L/Cs) to secure obligations of Lion Oil. The deferred payments shall be evidenced by a revolving note and shall be secured by DRL’s right to the accounts receivable purchased with the deferred payment, but excluding any proceeds and products thereof. In addition, Lion Oil may request advance payments from DRL for future sales of accounts receivable under a revolving note not to exceed $40 million at any one time. DRL will charge a monthly management fee equal of 0.30% of the aggregate accounts sold during the previous month and a factoring discount of 0.70%, adjusted semi-annually.
As a condition to the ABL Amendment, the maturities of an existing $225 million intercompany revolving loan from the Company’s wholly-owned subsidiary, Delek Finance, Inc., to DRL and an existing $175 million intercompany revolving loan from Delek Finance, Inc. to DRL were extended from August 31, 2014 to May 1, 2016.
Other Material Relationships. Wells and Bank of America, N.A., serve as co-collateral agents under the ABL and Wells, Banc of America Securities LLC, SunTrust Robinson Humphrey, Inc. and Regions Bank, N.A. served as joint lead arrangers and joint bookrunners. SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., served as administrative agent, issuing bank, swing line lender and collateral agent of DRL’s former senior secured credit facility revolver. SunTrust Bank also serves as syndication agent under the senior secured credit facility for MAPCO Express, Inc., a wholly-owned subsidiary of the Company and affiliate of DRL.
(d) $100 Million Term Loan Facility
On April 29, 2011, Lion Oil entered into a $100 million term loan credit facility (the “Term Loan Facility”) with Israel Discount Bank of New York (“IDB”), Bank Hapoalim B.M. (“Hapoalim”) and Bank Leumi USA (“Leumi”) as the lenders. The Term Loan Facility matures on April 29, 2016, is guaranteed by the Company and the subsidiaries of Lion Oil and is otherwise secured by all assets of Lion Oil and its subsidiaries (excluding inventory and accounts receivable) and all shares of Lion Oil held by the Company. Interest on the unpaid balance of the Term Loan Facility will be computed at a rate per annum equal to the LIBOR Rate plus 4.50%, or the Reference Rate plus 3.50%, but shall in each case be no less than 5.50% per annum. The Term Loan Facility requires the Company to make quarterly interest payments commencing June 30, 2011 (or, with respect to LIBOR Rate Loans, at the end of each applicable Interest Period) and four quarterly amortization payments of $1.5 million each commencing June 30, 2011, followed by sixteen quarterly principal amortization payments of $4.0 million each. The Term Loan Facility is subject to customary events of default and covenant requirements.
Other Material Relationships. In addition to the Term Loan Facility, the Company executed two promissory notes with IDB in October 2010 in the principal amounts of $30 million and $20 million and a promissory note with Leumi in November 2010 in the principal amount of $50 million.
(e) L/C Facility with Goldman Sachs
On April 29, 2011, LOTT, as the primary obligor, and Lion Oil and the Company, as guarantors, entered into a Reimbursement and Guaranty Agreement (the “L/C Facility”) with Goldman Sachs Lending Partners, LLC (“Goldman”) pursuant to which Goldman agreed to procure the issuance by a third-party financial institution of letters of credit in the favor of Ergon in the aggregate amount of approximately $100 million (the “Letters of Credit”). The Letters of Credit were issued in favor of Ergon in order to back-stop certain letters of credit (the “Ergon L/Cs”) previously obtained by Ergon for the benefit of Lion Oil or LOTT in support of crude oil purchase transactions entered into from time to time by LOTT. Pursuant to the L/C Facility, LOTT, Lion and the Company agree to reimburse Goldman for any draws under the Letters of Credit and certain other costs and expenses. This reimbursement obligation is secured by a lien on inventory of Lion and LOTT and cash collateral posted by the Company. At the closing of the acquisition of the Lion Shares by the Company, the cash collateral posted was $35 million. The Company is required under the agreement to deposit an additional $20 million as cash collateral if the Letter of Credit backing the largest of the Ergon L/Cs (issued in an amount of approximately $75 million) remains outstanding after May 19, 2011. The cash collateral required under the agreement will also be reduced by $10 million upon the release of two Ergon L/Cs in the aggregate amount of approximately $25 million. All of the Letters of Credit issued under the agreement have initial expiration dates of not later than July 31, 2011. However, for payment of a one-time extension fee in the amount of 0.50% of the face value of any L/C, the Company can extend the applicable L/C to no later than September 30, 2011.

Item 2.01. Completion of Acquisition or Disposition of Assets.
On April 29, 2011, the Company completed the acquisition of approximately 53.7 percent of the issued and outstanding shares of common stock, par value $0.10 per share (the “Lion Shares”), of Lion Oil from Ergon, Inc. (“Ergon”). The Company purchased the Lion Shares in return for a combination of cash, stock and the payment or replacement of all debt currently owed by Lion Oil to Ergon, including the following: (a) the Company issued 3,292,844 restricted shares of its common stock (subject to the registration rights agreement described in Item 8.01 below), par value $0.01 per share (the “Delek Shares”), to Ergon; (b) the Company and Lion Oil made cash payments in the aggregate amount of $50 million to Ergon; (c) Lion Oil executed a new $50 million term note payable to Ergon that is guaranteed by the Company; (d) Lion Oil transferred its interests in a pipeline subsidiary to Ergon; and (e) Lion Oil paid approximately $32 million to Ergon representing the estimated adjusted net working capital of Lion Oil and certain subsidiaries. In addition, Lion Oil divested certain other non-refining assets to or for the benefit of Ergon.
Other Material Relationships. In 2007, the Company acquired a 34.6 percent equity interest in Lion Oil from several former Lion Oil stockholders. Since 2007, two of the Company’s executive officers, Frederec Green and Assaf Ginzburg, have served on Lion Oil’s Board of Directors. Lion Oil is an Arkansas corporation that owns and operates an 80,000 barrel per day, crude oil refinery in El Dorado, Arkansas, three crude oil pipelines, a crude oil gathering system and two refined petroleum product terminals in Memphis and Nashville, Tennessee. The two terminals supply products to some of the Company’s 180 convenience stores in the Memphis and Nashville markets. These product purchases totaled $15.4 million, $9.8 million and $11.7 million in 2010, 2009 and 2008, respectively. The Company’s refining segment also made sales of $1.5 million, $2.5 million and $1.9 million, respectively, of intermediate products to the Lion Oil refinery during 2010, 2009 and 2008. These product purchases and sales were made at market values.
The Stock Purchase Agreement dated March 17, 2011, and first amendment thereto dated April 29, 2011, by and among Ergon, Lion Oil and the Company, are attached as Exhibit 2.1 and Exhibit 2.2 hereto. The full text of the Company’s press release announcing the completion of the acquisition is attached as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 set forth above (and incorporated herein by reference) for a description of the Subordinated Note, Second Amended Note, the Supply and Offtake Agreement, ABL Amendment (and related agreements), the Term Loan Facility and the L/C Facility.
Item 3.02 Unregistered Sales of Equity Securities
The Delek Shares issued by the Company to Ergon in partial consideration for the Lion Shares were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D under the Securities Act. The offering of such shares was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.
Item 2.01 of this Form 8-K contains a more detailed description of the issuance of the Delek Shares and is incorporated by reference into this Item 3.02.

Item 8.01 Other Events
(a) On April 29, 2011, the Company entered into a Subordination Agreement (the “Subordination Agreement”) in favor of Leumi, subordinating the Subordinated Note described in Item 1.01(a) above to the Term Loan Facility described in Item 1.01(d) above. The Subordination Agreement contains certain restrictions on payments of principal and interest under the Subordinated Note.
(b) On April 29, 2011, the Company entered into a registration rights agreement with Ergon as part of the completion of the acquisition described in Item 2.01 above. The registration rights agreement entitles Ergon to demand one registration of the Delek Shares (as defined in Item 2.01 above) at any time between May 29, 2011, and May 29, 2016.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The Company will file with the Securities and Exchange Commission (the “SEC”) the financial statements required to be filed pursuant to this Item within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.
(b) Pro forma financial information.
The Company will file with the SEC the pro forma financial information required to be filed pursuant to this Item within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.
(d) Exhibits.

2.1	+	Stock Purchase Agreement dated March 17, 2011 by and among Ergon, Inc., Lion Oil Company and Delek US Holdings, Inc.
2.2	+	First Amendment dated April 29, 2011 to Stock Purchase Agreement dated March 17, 2011 by and among Ergon, Inc., Lion Oil Company and Delek US Holdings, Inc.
99.1		Press release of Delek US Holdings, Inc. issued on April 29, 2011.

+
Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2011	DELEK US HOLDINGS, INC.
	By:	/s/ Mark B. Cox
		Name:	Mark B. Cox
		Title:	Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

2.1	+	Stock Purchase Agreement, dated March 17, 2011, by and among Ergon, Inc., Lion Oil Company and Delek US Holdings, Inc.
2.2	+	First Amendment dated April 29, 2011 to Stock Purchase Agreement dated March 17, 2011 by and among Ergon, Inc., Lion Oil Company and Delek US Holdings, Inc.
99.1		Press release of Delek US Holdings, Inc. issued on April 29, 2011.

+
Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules upon request by the Securities and Exchange Commission.